UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2026

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2026, Genesco Inc. (the “Company”) announced the appointment of Ashley Randolph as Chief Accounting Officer and principal accounting officer. Ms. Randolph will begin her employment as Chief Accounting Officer and principal accounting officer on April 30, 2026 (the “Effective Date”). As previously announced, on March 26, 2026, Mimi E. Vaughn, the Company’s President, Chief Executive Officer, Interim Chief Financial Officer and principal financial officer, was appointed by the Company’s board of directors to serve as the Company’s principal accounting officer until a successor is named by the Company. As such, as of the Effective Date, Ms. Vaughn will no longer serve as the Company’s principal accounting officer. Ms. Vaughn will continue to lead the Company’s experienced financial leadership team and management in connection with her service as Interim Chief Financial Officer.

Ms. Randolph, age 48, is a 20-year veteran of the Company, and most recently served as vice president and corporate controller, a role she has held since 2024. Ms. Randolph has served as senior director, finance and accounting, at the Company from 2018 to 2024 and director, finance and accounting from 2018 to 2016. Previously, Ms. Randolph served as director, operations financials, at Corizon Health, Inc. from August 2014 to August 2016. Prior to joining Corizon Health, Inc., Ms. Randolph served as director of technical accounting and financial compliance at the Company from June 2004 to August 2014. Prior to joining the Company in 2004, Ms. Randolph served as senior auditor with Deloitte & Touche LLP. Ms. Randolph holds a Bachelor of Arts in Accounting from Lipscomb University and is a certified public accountant.

In connection with her appointment, Ms. Randolph will receive an annual base salary of $278,000. Ms. Randolph will be eligible under the Company’s Short-Term Incentive Plan (as such plan may be amended from time to time) to receive a target incentive award for the fiscal year beginning February 1, 2026 (“Fiscal 2027”), equal to $83,400, or 30% of Ms. Randolph’s annual base salary for Fiscal 2027. Subject to the approval of the compensation committee of the Company’s board of directors, for Fiscal 2027, Ms. Randolph will be eligible to participate in the Company’s Third Amended and Restated 2020 Equity Incentive Plan, with Ms. Randolph’s target for Fiscal 2027 being equal to $139,000, which is equal to 50% of Ms. Randolph’s annual base salary for Fiscal 2027. Ms. Randolph will also become a participant in the Company’s Executive Severance Plan, and the Company and Ms. Randolph will enter into an Employment Protection Agreement.

There are no family relationships between Ms. Randolph and any director or executive officer of the Company, and the Company is not aware of any transactions with Ms. Randolph that are reportable pursuant to Item 404(a) of Regulation S-K. There are no legal proceedings required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A press release issued by the Company announcing Ms. Randolph’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

Date:	May 5, 2026	By:	/s/ Scott E. Becker
Scott E. Becker Senior Vice President, Corporate Secretary and General Counsel